                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 14-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 160,000

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the original $27,000,000 sales price that Cable TV Fund 14-A, Ltd. agreed to pay in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $27,000,000
  (5) Total fee paid: $5,400

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                         JONES INTERCABLE, INC. LOGO

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 14-A, LTD.

To the Limited Partners of Cable TV Fund 14-A, Ltd.:

  A special vote of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), for the purpose of obtaining limited partner approval of the sale, to Bresnan Telecommunications Company, LLC or one of its affiliates, of the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") owned by the Partnership for $26,605,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Buffalo System and if the transaction is closed, the Partnership will repay the balance outstanding on its revolving credit facility, estimated to total $12,450,000, pay a brokerage fee totaling $665,125 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $1,200,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $12,045,000 of net sale proceeds to the limited partners of record as of the closing date of the sale of the Buffalo System, which is expected to be March 26, 1999. Because at the time of the Buffalo System's sale, the distributions expected to be made to limited partners from the Buffalo System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Buffalo System will be distributed to the limited partners. The limited partner distribution from the sale of the Buffalo System will represent $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership. Distributions will be net of Minnesota non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record.

  In addition to the Buffalo System, the Partnership owns and operates the cable television system serving areas in and around Naperville, Illinois (the "Naperville System") and the cable television system serving areas in and around Calvert County, Maryland (the "Calvert County System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System will be sold in March 1999 following the sale of the Naperville System and prior to the sale of the Calvert County System, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's absolute control. The Partnership also has owned the cable television system serving areas in and around Turnersville, New Jersey (the "Turnersville System") and cable television systems serving communities in rural central Illinois (the "Central Illinois System"), both of which were sold in 1997. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998.

  The Partnership has agreed to sell its Naperville System to an unaffiliated party for a sales price of $23,000,000, subject to customary closing adjustments. The closing of the sale of the Naperville System, which is expected to occur in February 1999, will be subject to several conditions, including necessary governmental and other third party consents. The holders of a majority of the limited partnership interests of the Partnership already have approved the sale of the Naperville System. Upon the sale of the Naperville System, which is expected to occur before the sale of the Buffalo System and the sale of the Calvert County System, the Partnership expects to distribute the net sale proceeds of $9,130,000 to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale, the distributions expected to be made to limited partners from the Naperville System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Naperville System will be distributed to the limited partners. This distribution will represent $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership.

  The Partnership also has agreed to sell the Calvert County System to a subsidiary of the General Partner for a sales price of $39,388,667. The closing of the sale of the Calvert County System, which is expected to occur in April 1999, also will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests in a separate proxy vote to be conducted by the General Partner in the first quarter of 1999. Upon the sale of the Calvert County System, which is expected to follow the sale of the Naperville System and the sale of the Buffalo System, the Partnership expects to distribute the net sale proceeds of $39,340,000 to the Partnership's partners of record as of the closing date of the sale of the Calvert County System. Because at the time of the Calvert County System's sale, the distributions expected to be made to the limited partners from prior sales of cable television systems will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partner will receive a general partner distribution from the proceeds of the sale of the Calvert County System. It is estimated that the limited partners, as a group, will receive $34,203,233 from the sale of the Calvert County System and that the General Partner will receive a general partner distribution of $5,136,767 from the net sale proceeds. The limited partner distribution from the sale of the Calvert County System will represent $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale ($1,200,000) and the Naperville System sale ($696,000) will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. The Buffalo System's indemnity escrow period is for 90 days following the closing date and the Naperville System's indemnity escrow period is from the closing date until November 15, 1999. The General Partner cannot predict whether any of the sale proceeds to be placed in the indemnity escrow accounts will be available for distribution. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will be made to the limited partners of the Partnership from all of the prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $721 for each $500 limited partnership interest or $1,442 for each $1,000 invested in the Partnership at the time that the Partnership is liquidated and dissolved.

  Only limited partners of record at the close of business on February 19, 1999 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Buffalo System pursuant to the terms of the Partnership's limited partnership agreement (the "Partnership Agreement") are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Buffalo System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy card returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Buffalo System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Buffalo System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          /s/ Elizabeth M. Steele

                                              Elizabeth M. Steele
                                              Secretary

Dated: February 24, 1999

                        [JONES INTERCABLE, INC. LOGO]

                           9697 East Mineral Avenue
                           Englewood, Colorado 80112


                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                          OF CABLE TV FUND 14-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") owned by the Partnership for $26,605,000 in cash, subject to normal working capital closing adjustments, to Bresnan Communications Company, L.P. or one of its affiliates ("Bresnan"). Bresnan is not an affiliate of the Partnership or of the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is March 24, 1999, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are mailed to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by March 24, 1999. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of February 19, 1999, the Partnership had 160,000 limited partnership interests outstanding, held by 11,260 persons. There is no established trading market for such interests. During the past several years, CMG Partners, LLC, Smithtown Bay, LLC and Madison Partnership Liquidity Investors 46, LLC, three firms unaffiliated with the Partnership, the General Partner and each other, have conducted tender offers for interests in the Partnership. As of February 19, 1999, CMG Partners, LLC and its affiliates owned 1,327 limited partnership interests, or 0.8 percent of the limited partnership interests. As of such date, Smithtown Bay, LLC and its affiliates owned 1,422 limited partnership interests, or 0.9 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors 46, LLC and its affiliates owned 8,004 limited partnership interests, or 5 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all limited partners who vote on the sale of the Buffalo System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 240 limited partnership interests. The limited partnership interests owned by the General Partner will be voted in favor of the sale of the Buffalo System to Bresnan. The officers and directors of the General Partner do not own any limited partnership interests. Only limited partners of record at the close of business on February 19, 1999 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Buffalo System, the Partnership will repay the balance outstanding on its revolving credit facility, estimated to total $12,045,000, pay a brokerage fee totaling $665,125 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $1,200,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $12,430,000 of net sale proceeds to its limited partners of record as of the closing date of the sale of the Buffalo System, which is expected to be March 26, 1999. Because at the time of the Buffalo System's sale, the distributions expected to be made to limited partners from the Buffalo System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Buffalo System will be distributed to the limited partners. The limited partner distribution from the sale of the Buffalo System will represent $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership. Distributions will be net of Minnesota non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record.

  In addition to the Buffalo System, the Partnership owns and operates the cable television system serving areas in and around Naperville, Illinois (the "Naperville System") and the cable television system serving areas in and around Calvert County, Maryland (the "Calvert County System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System will be sold in March 1999 following the sale of the Naperville System and prior to the sale of the Calvert County System, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's absolute control. The Partnership also has owned the cable television system serving areas in and around Turnersville, New Jersey (the "Turnersville System") and cable television systems serving communities in rural central Illinois (the "Central Illinois System"), both of which were sold in 1997. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998.

  The Partnership has agreed to sell its Naperville System to an unaffiliated party for a sales price of $23,000,000, subject to customary closing adjustments. The closing of the sale of the Naperville System, which is expected to occur in February 1999, will be subject to several conditions, including necessary governmental and other third party consents. The holders of a majority of the limited partnership interests of the Partnership already have approved the sale of the Naperville System. Upon the sale of the Naperville System, which is expected to occur before the sale of the Buffalo System and the sale of the Calvert County System, the Partnership expects to distribute the net sale proceeds of $9,130,000 to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale, the distributions expected to be made to limited partners from the Naperville System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Naperville System will be distributed to the limited partners. This distribution will represent $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership.

  The Partnership also has agreed to sell the Calvert County System to a subsidiary of the General Partner for a sales price of $39,388,667. The closing of the sale of the Calvert County System, which is expected to occur in April 1999, also will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests in a separate proxy vote to be conducted by the General Partner in the first quarter of 1999. Upon the sale of the Calvert County System, which is expected to follow the sale of the Naperville System and the sale of the Buffalo System, the Partnership expects to distribute the net sale proceeds of $39,340,000 to the Partnership's partners of record as of the closing date of the sale of the Calvert County System. Because at the time of the Calvert County System's sale, the distributions expected to be made to the limited partners from prior sales of cable television systems will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partner will receive a general partner distribution from the proceeds of the sale of the Calvert County System. It is estimated that the limited partners, as a group, will receive $34,203,233 from the sale of the Calvert County System and that the General Partner will receive a general partner distribution of $5,136,767 from the net sale proceeds. The limited partner distribution from the sale of the Calvert County System will represent $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale ($1,200,000) and the Naperville System sale ($696,000) will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. The Buffalo System's indemnity escrow period is for 90 days following the closing date and the Naperville System's indemnity escrow period is from the closing date until November 15, 1999. The General Partner cannot predict whether any of the sale proceeds to be placed in the indemnity escrow accounts will be available for distribution. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will be made to the limited partners of the Partnership from all of the prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership at the time that the Partnership is liquidated and dissolved.

  The Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the Partnership is dissolved, which is expected to occur before the end of 1999. See "Certain Information About the Partnership, the General Partner and the Purchaser of the Buffalo System."

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Buffalo System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy card returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Buffalo System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Buffalo System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner approved the proposed sale of the Buffalo System and the General Partner therefore recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is February 24, 1999.

                            PARTNERSHIP INFORMATION

The Partnership's Investment Objectives

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of five to seven years.

  The Partnership was formed in February 1987 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Sales of limited partnership interests in the Partnership commenced on December 3, 1986 and closed on August 14, 1987. The Partnership raised gross offering proceeds of $80,000,000. The Partnership acquired the Buffalo System in May 1987.

  Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold, and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 14 Limited Partnership Program prospectus and in the accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the mid 1990s for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Buffalo System until market conditions improved and, as a result, the Buffalo System has been held by the Partnership for almost 12 years.

  The purpose of the sale of the Buffalo System, from the Partnership's perspective, is to attain the Partnership's primary investment objective with respect to the Buffalo System, i.e., to convert the Partnership's capital appreciation in the Buffalo System to cash. The sale proceeds will be used to repay the debts of the Partnership, pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the remaining sale proceeds will be distributed to the partners of the Partnership of record as of the closing date of the sale of the Buffalo System in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Buffalo System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Buffalo System.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive amounts equal to 125 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. Because the distribution to be made to the limited partners from the sale of the Buffalo System together with all distributions that will have been made to the limited partners at the time of the Buffalo System's sale (assuming that the Buffalo System's sale closes after the Naperville System's sale closes and before the Calvert County System's sale closes) will not return to the limited partners 125 percent of their initial capital contributions to the Partnership, the General Partner will not receive a general partner distribution from the Buffalo System's sale proceeds. It is anticipated, however, that the General Partner will be entitled to a general partner distribution from the net proceeds of the sale of the Calvert County System. Should the Calvert County System's sale close before the sale of the Buffalo System, however, the General Partner would receive a general partner distribution from the net proceeds of the sale of the Buffalo System because in such case the limited partners would have received distributions equal to or in excess of 125 percent of the capital initially contributed by the limited partners to the Partnership. Regardless of the order of the closings of the pending cable system sales, the General Partner is expected to receive a total of only approximately $5,136,800 in general partner distributions from the Partnership.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Buffalo System possibly could be the Partnership's sole remaining asset at the time of its sale, the proposed sale of the Buffalo System to Bresnan is being submitted for limited partner approval.

                      PROPOSED SALE OF THE BUFFALO SYSTEM

GENERAL

  Pursuant to the terms and conditions of an Asset Purchase Agreement dated as of November 6, 1998, as amended (the "Agreement") by and between the Partnership and Bresnan, the Partnership has agreed to sell the Buffalo System to Bresnan for a sales price of $26,605,000, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Bresnan is a Delaware limited liability company headquartered at 709 Westchester Avenue, White Plains, New York, 10604. Bresnan is not affiliated with the Partnership or with the General Partner. The Partnership has been informed that Bresnan intends to finance its acquisition of the Buffalo System through cash on hand and borrowings.

THE CLOSING

  The closing of the sale is scheduled to occur before the end of March 1999. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Buffalo System to Bresnan, there can be no assurance that the proposed sale will occur.

THE BUFFALO SYSTEM

  The Buffalo System was acquired by the Partnership in May 1987 for a purchase price of $8,247,000. At acquisition, the Buffalo System consisted of 333 miles of cable plant passing approximately 15,800 homes and serving approximately 4,025 basic equivalent subscribers. The Buffalo System now consists of approximately 660 miles of cable plant passing approximately 28,010 homes and serving approximately 14,545 basic equivalent subscribers. During the almost 12 year holding period, the Partnership used approximately $10,457,400 in capital expenditures to expand and/or upgrade the cable plant of the Buffalo System. The Buffalo System's basic penetration rate is approximately 52 percent.

  Bresnan will purchase all of the tangible assets of the Buffalo System that are leased or owned by the Partnership and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. Bresnan also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials, and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the system's assets will be retained by the Partnership, including among other things cash or cash equivalents on hand and in banks, insurance policies and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

Sales Price

  Subject to the closing adjustments described below, the sales price for the Buffalo System is $26,605,000. The Agreement provides for customary closing adjustments that may either increase or decrease the sales price by a non-material amount. Bresnan also will pay to the Partnership 100 percent of the face amount of all accounts receivable (other than from advertising sales) that are current or 30 days or less past due as of the closing date, plus 80 percent of the face amount of all accounts receivable (other than from advertising sales) that are between 31 and 60 days past due as of the closing date, plus 100 percent of the face amount of all direct-billed advertising accounts receivable that are current or 60 days or less past due as of closing date, plus 50 percent of the face amount of all direct-billed advertising accounts receivable that are between 61 and 90 days past due as of the closing date, plus 100 percent of the face amount of all agency advertising accounts receivable that are current or 90 days or less past due as of the closing date, plus 50 percent of all agency advertising accounts receivable that are between 91 and 120 days past due as of the closing date; provided, that the Partnership will not receive credit for any accounts receivable (a) any portion of which is 60 days or more past due as of the closing date (other than accounts receivable from advertising sales), (b) from subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the closing date or (c) resulting from advertising sales any portion of which is 120 days or more past due as of the closing date.

  Bresnan's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, the Partnership as of the closing date relating to the Buffalo System, including advance payments and deposits by subscribers served by the system for converters, encoders, decoders, cable television service and related sales, and the liability therefor will be assumed by Bresnan. Adjustments to the sales price on a pro rata basis as of the closing date will be made for all prepaid expenses (but only to the extent that the full benefit thereof will be realized by Bresnan within 12 months after the closing date), accrued expenses (including real and personal property taxes and the economic value of all accrued vacation time permitted by Bresnan's policies to be taken after the closing date by the employees of the Buffalo System hired by Bresnan), prepaid income, subscriber prepayments and accounts receivable relating to the system, all as determined in accordance with GAAP consistently applied and to reflect the principal that all expenses and income attributable to the Buffalo System for the period prior to the closing date are for the account of the Partnership and all expenses and income attributable to the Buffalo System for the period on and after the closing date are for the account of Bresnan.

  If the number of basic equivalent subscribers delivered to Bresnan at closing is less than 13,500, the sales price will be reduced by an amount equal to $2,000 multiplied by the number by which the number of basic equivalent subscribers is less than 13,500. The Partnership will not have an obligation to close the sale if the sales price would be reduced pursuant to this adjustment by an amount greater than $1,000,000.


  The General Partner believes that these closing adjustments will neither increase nor decrease the sales price by a material amount. Please see Note 4 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

Conditions to the Closing of the Sale

  The obligations of Bresnan to consummate the closing are subject to the satisfaction or waiver of certain customary conditions, including the following conditions: (a) the representations and warranties of the Partnership in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date; (b) the Partnership shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Agreement by any governmental authority which would prohibit Bresnan's ownership or operation of all or a material portion of the Buffalo System, which would compel Bresnan to dispose of or hold separate all or a material portion of the system, which would, if determined adversely to Bresnan's interest, materially impair the ability of Bresnan to realize the benefits of the transactions contemplated by the Agreement (including the ability of Bresnan to acquire the Buffalo System pursuant to a like-kind exchange under Section 1031 of the Internal Revenue
Code) or have a material adverse effect on Bresnan's right to exercise full rights of ownership of the system or which would prevent or make illegal the consummation of any transactions contemplated by the Agreement, (d) Bresnan shall have received an opinion of the general counsel of the General Partner addressed to Bresnan and dated as of the closing date in form and substance reasonably satisfactory to Bresnan; (e) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (f) the Partnership shall have delivered to Bresnan all material consents to the transfer of the assets of the Buffalo System from the Partnership to Bresnan and shall have timely issued all notifications necessary for such transfer; (g) Bresnan shall be satisfied that there are no environmental conditions with respect to the assets of the Buffalo System that could reasonably be expected to give rise to a material risk of liability; (h) the Buffalo System shall have no fewer than 13,000 basic equivalent subscribers as of the closing date; and (i) there shall have been no material adverse change in the assets or the financial condition, liabilities or operations of the Buffalo System.

  The obligations of the Partnership to consummate the closing are subject to the satisfaction or waiver of certain customary conditions, including the following conditions: (a) the representations and warranties of Bresnan in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date;
(b) Bresnan shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Agreement by any governmental authority which would prohibit Bresnan's ownership or operation of all or a material portion of the Buffalo System, which would compel Bresnan to dispose of or hold separate all or a material portion of the system, which would, if determined adversely to Bresnan's interest, materially impair the ability of Bresnan to realize the benefits of the transactions contemplated by the Agreement (including the ability of Bresnan to acquire the Buffalo System pursuant to a like-kind exchange under Section 1031 of the Internal Revenue Code) or have a material adverse effect on Bresnan's right to exercise full rights of ownership of the system or which would prevent or make illegal the consummation of any transactions contemplated by the Agreement, (d) the Partnership shall have received an opinion of Bresnan's counsel dated as of the closing date in form and substance reasonably satisfactory to it; (e) all waiting periods under the HSR Act applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (f) the Agreement and the transactions contemplated thereby shall have been approved by the Partnership's limited partners; and (g) either the Buffalo System shall have no fewer than 13,000 basic subscribers as of the closing date or Bresnan shall agree to limit the sales price reduction due to a basic subscriber shortfall to $1,000,000.

Indemnity Escrow

  For a period of 90 days following the closing date, $1,200,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify Bresnan under the Agreement. Pursuant to the terms of the Agreement, the Partnership has agreed to indemnify and hold Bresnan harmless from all losses resulting from or arising out of (i) any breach of any representation or warranty made by the Partnership in the Agreement or in the related documents delivered by the Partnership to Bresnan in connection with the closing of the sale of the Buffalo System, (ii) any breach of any covenant, agreement or obligation of the Partnership contained in the Agreement or in any of the related documents delivered by the Partnership to Bresnan in connection with the closing of the sale of the Buffalo System, (iii) any act or omission of the Partnership with respect to, or any event or circumstance related to, the ownership or operation of the Buffalo System or the conduct of its business, which act, omission, event or circumstance occurred or existed prior to or at the closing date, without regard to whether a claim with respect to such matter is asserted before or after the closing date, (iv) any liability or obligation relating to the Buffalo System not specifically assumed by Bresnan, (v) any title defect that the Partnership fails to eliminate as an exception from the title insurance commitment required to be provided to Bresnan at closing, (vi) any claim that the transactions contemplated by the Agreement violate the Workers Adjustment Retraining and Notification Act or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a hazardous substance on or from any of the real property relating to the Buffalo System, including the costs of removal or cleanup of such hazardous substance and other compliance with the provisions of any environmental laws (whether before or after closing) or
(viii) any rate refund ordered to be made by the Buffalo System by any governmental authority for periods prior to the closing date. In addition, the Partnership has agreed to indemnify Bresnan from and against all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing matters.

  The Partnership's primary exposure, if any, will relate to the representations and warranties made about the Buffalo System in the Agreement. The Partnership will not be liable for any claim for a breach of a representation or warranty unless and until the aggregate amount of all claims is at least $250,000, in which case the Partnership will be liable for all such claims; provided, however, that the Partnership shall be liable for all rate refunds ordered to be made by the Buffalo System by any governmental authority for periods prior to the closing date and for all federal, state or local taxes determined by any governmental authority to be owing for periods prior to the closing date regardless of whether the aggregate amount of such rate refunds and/or taxes equals or exceeds the threshold amount of $250,000. Bresnan will have the right to make claims against the indemnity escrow account and Bresnan must notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if Bresnan and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration.

  Any amounts remaining from this indemnity escrow account at the end of the 90-day period and not subject to a claim by Bresnan will be distributed to the partners of the Partnership. If the entire $1,200,000 escrow amount ultimately is distributed to the Partnership's partners, of which there can be no assurance, the limited partners as a group would receive 75 percent ($900,000) and the General Partner would receive 25 percent ($300,000) of this amount. The limited partners thus would receive $6 for each $500 limited partnership interest, or $12 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

Reasons for the Timing of the Sale

  The Partnership has a finite legal existence of 17 years, 12 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for as long as 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Buffalo System was acquired because, in the opinion of the General Partner at the time of its acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the almost 12 years that the Buffalo System has been held by the Partnership, the Partnership's investment objectives with respect to the system have been achieved. The General Partner determined that now rather than later was the appropriate time for the Partnership to sell. The General Partner used no specific benchmarks or measurement tools in determining that now was the time for the Partnership to sell. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period and the prospects for future growth as compared to the potential risks of a decline in the value of the Buffalo System.

  The General Partner generally considered the benefits to the limited partners that might be derived by holding the Buffalo System for an additional period of time. On the one hand, the General Partner assumed that the Buffalo System might appreciate in value and that as a result the Buffalo System might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory, technology and/or competitive developments could cause the Buffalo System to decline in value, which would result in a lesser sales price in the future, and the risk that, if the offer from Bresnan were not accepted, no other potential buyer of the Buffalo System could be found or no other offer would be at such a fair price. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Buffalo System's basic and premium services, thereby decreasing the value of the Buffalo System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Buffalo System. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the Buffalo System.

Recommendation of the General Partner and Fairness of the Proposed Sale of Assets

  The General Partner believes that the proposed sale of the Buffalo System and the distribution of the net proceeds therefrom are fair to all partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the General Partner considered each of the following factors, all of which had a positive effect on its fairness determination:

    (i) the limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Buffalo System will provide limited partners with liquidity;

    (ii) the sales price represents the fair market value of the Buffalo System because the sales price was determined in an arm's-length negotiation between the General Partner, representing the Partnership, and Bresnan ;

    (iii) the Partnership has held the Buffalo System for almost 12 years, a holding period beyond that originally anticipated;

    (iv) the conditions and prospects of the cable television industry in which the Partnership is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate and upgrade the Buffalo System, portions of which may need to be upgraded and portions of which may need to be rebuilt as a condition to the renewal of certain of the Buffalo System's cable franchises; and

    (v) the terms and conditions of the Asset Purchase Agreement by and between the Partnership and Bresnan, including the fact that the sales price will be paid in cash and the fact that Bresnan's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner negotiated the terms of the Asset Purchase Agreement and the sales price and, based on its general knowledge of cable television system transactions undertaken by cable television companies, the General Partner has concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon the consummation of the proposed sale of the Buffalo System, the proceeds of the sale will be used to repay the balance outstanding on the Partnership's revolving credit facility, estimated to total $12,450,000, pay a brokerage fee totaling $665,125 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $1,200,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $12,045,000 of net sale proceeds to its limited partners of record as of the closing date of the sale of the Buffalo System, which is expected to be March 26, 1999. Because at the time of the Buffalo System's sale, the distributions expected to be made to the limited partners from the Buffalo System's sale and from prior sales of cable television systems will not have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, all of the net proceeds from the sale of the Buffalo System will be distributed to the limited partners. The limited partners will be subject to federal and state income tax on the income resulting from the sale of the Buffalo System. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Buffalo System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Buffalo System on behalf of the Partnership until such time as the Buffalo System can be sold.

  All distributions to the limited partners of the Partnership from the proceeds of the sale of the Buffalo System will be made to the Partnership's limited partners of record as of the closing date of the sale of the Buffalo System, which is expected to be during March 1999. Because transferees of limited partnership interests following the closing date of the sale of the Partnership's final cable television system would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Partnership's final cable television system would have no economic value. The General Partner therefore has determined that, pursuant to the authority granted to it by
Section 3.5 of the Partnership Agreement, it will approve no transfers of limited partnership interests following the closing of the sale of the Partnership's final cable television system. Sales of limited partnership interests pursuant to tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Partnership's final cable television system.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the 1999 federal and state income tax consequences to the

Partnership and to its partners arising from the proposed 1999 sale of the Buffalo System as well as from the proposed 1999 sales of the Calvert County System and the Naperville System. These tax consequences are expected to be incurred in 1999, the year in which the sales are expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual and projected information and should not be considered tax advice.

Partnership Allocation of Gain from Sale

  Section 5.4 of the Partnership Agreement specifies that Partnership cash distributions of cable television system net sale proceeds shall be allocated 100 percent to limited partners until they have received a return in an amount equal to 125 percent of their initial capital contributions and thereafter such distributions will be made 75 percent to the limited partners and 25 percent to the General Partner.

  The gain from the sales of the cable systems in 1999 will be allocated in accordance with Section 5.3 of the Partnership Agreement. This allocation methodology follows the underlying economic gain of the partners and hence satisfies the "substantial economic effect" test enacted in Internal Revenue Code ("IRC") Section 704(b) regarding special partnership allocations.

  Application of the allocation provisions of Section 5.3 ensures that the limited partners' net sum of allocable partnership loss and income during the Partnership's life will equal the net economic gain or loss realized from their investment in the Partnership. The estimated allocable limited partner income from the sales reported below incorporates the application of the special partnership allocation rules of Section 5.3.

Historical Partnership Losses and Tax Benefits

  The Tax Reform Act of 1986 enacted a limitation on a limited partner's ability to currently deduct allocable partnership losses, which were deemed to be passive losses. The law phased in the disallowance of passive loss deductions until 1994, when no passive losses were allowable except to the extent of passive income or a disposition of the passive activity. To the extent the losses were deductible under the passive loss limitation rules, limited partners enjoyed an income tax benefit from annual partnership loss allocations. By the expected date of the sales in 1999, most of the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, original limited partners of the Partnership will have received $3,110,654 ($39 per $1,000 invested) of tax benefits from historical Partnership losses.

  Allocable Partnership losses which were not currently deductible because of the passive loss limitation rules were carried forward to future years when the Partnership or the limited partner incurred passive income. All historical Partnership passive loss carryforwards should have been completely utilized in 1997 and 1998 when the Partnership's Turnersville System, Central Illinois System and Broward County System were sold, respectively. Accordingly, the General Partner does not anticipate that any Partnership-generated passive loss carryforwards will be available to offset allocable income from the proposed 1999 cable system sales.

Projected 1999 Tax Results

   The sale of the three cable systems in 1999 will result in a gain allocation to the limited partners of $62,925,830 ($786 per $1,000 invested). The General Partner estimates that $53,079,708 ($663 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $9,846,122 ($123 per $1,000 invested) will be treated as long term capital gain under IRC Section 1231. The General Partner does not anticipate that limited partners will have any Partnership generated passive loss carryforwards to offset any of the 1999 allocable gains.

  The separate gains originating from each cable system sale are detailed below.

The Naperville System Sale

  The proposed February 1999 sale of the Naperville System will generate taxable gain that will be allocable to the limited partners in an amount approximating $8,871,641 ($111 per $1,000 invested). The General Partner estimates that all of the gain will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. It is not anticipated that any of the allocable gain will be treated as long term capital gain under IRC Section 1231.

The Buffalo System Sale

  The proposed March 1999 sale of the Buffalo System will generate taxable gain that will be allocable to the limited partners in an amount approximating $20,395,216 ($254 per $1,000 invested). The General Partner estimates that $15,716,711 ($196 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $4,678,505 ($58 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231.

The Calvert County System Sale

  The proposed April 1999 sale of the Calvert County System will generate taxable gain that will be allocable to the limited partners in an amount approximating $33,658,973 ($421 per $1,000 invested). The General Partner estimates that $28,491,356 ($356 per $1,000 invested) will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. The remainder of the gain, $5,167,617 ($65 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231.

Syndication Costs

  Syndication costs represent the sales commissions paid by limited partners on their purchase of the limited partnership interests and other allocable costs associated with forming the Partnership. These costs were capitalized on the Partnership books and are reflected in the limited partners' capital account balance. If the liquidation of the Partnership is completed as expected in 1999, the syndication costs can be deducted by the limited partners of the Partnership as a long term capital loss under IRC Section 731 on their 1999 income tax returns. Limited partners will have a positive ending capital balance on their final Form 1065, Schedule K-1 which represents their allocable syndication costs. The Partnership has syndication costs of $11,000,000 ($138 per $1,000 invested) that will be deductible by limited partners.

Secondary Market Purchasers

  Limited partners that have recently acquired their partnership interests in the limited partnership secondary market or through tender offers will have allocable income from the cable system sales in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. However, the new investor will not have the prior investors' passive loss carryforwards (if any) or tax basis in the Partnership.

  Newer investors in the Partnership will likely have a greater reportable net taxable income from the system sales than investors who have held their partnership interests for a longer period of time. Also, recent investors will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed above.

Federal Tax Withholding on Sale Proceeds

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a federal withholding tax on their share of the Partnership's income from the system sales. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign persons will receive a credit on their 1999 U.S. tax return for the amount of the tax withheld by the Partnership. The withheld tax will be treated as a distribution to the foreign limited partners on their 1999 Schedule K-1.

State Tax Withholding on Sale Proceeds

  The 1999 sale of the Buffalo System will require all limited partners to report their Minnesota allocable taxable income to the State of Minnesota. The state laws of Minnesota impose requirements on the General Partner to withhold
8.5 percent of each non-resident individual partner's allocable Minnesota income without consideration of loss carryforwards. This withholding requirement does not apply to tax exempt entities such as trusts and Individual Retirement Accounts (IRAs).

  The 1999 sale of the Calvert County System will require all limited partners to report their Maryland allocable taxable income to the State of Maryland. The state laws of Maryland impose requirements on the General Partner to withhold 5 percent of each non-resident individual partner's allocable Maryland income without consideration of loss carryforwards. This withholding requirement does not apply to tax exempt entities such as trusts and Individual Retirement Accounts (IRAs).

  Limited partners are required to file non-resident state tax returns in the above-referenced states to compute the appropriate state tax liability. Documentation of withheld taxes will be reported on state specified forms to limited partners in January 2000. The General Partner anticipates that most partners will likely receive a partial refund from this reporting process. As a service to limited partners, the General Partner will provide reporting instructions and blank state income tax forms to affected limited partners with the annual tax reporting package.

Federal Income Tax Reporting by Tax Exempt Entities

  The 1999 Partnership cable system sales will generate Unrelated Business Taxable Income (UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is a variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator that this filing requirement will be fulfilled.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                PARTNER AND THE PURCHASER OF THE BUFFALO SYSTEM

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of Bresnan are located at 709 Westchester Avenue, White Plains, New York 10604.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site on the Internet that contains reports, proxy statements and other information of registrants (including the Partnership and the General Partner) that file electronically with the SEC at http://www.sec.gov. After the net proceeds from the sales of the Buffalo System, the Calvert County System and the Naperville System, including amounts to be held in an indemnity escrow account until November 15, 1999, finally are distributed to the Partnership's partners, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, most likely before the end of 1999.

              USE OF PROCEEDS FROM THE SALE OF THE BUFFALO SYSTEM

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Buffalo System. All of the following selected financial information is based upon amounts as of September 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Buffalo System is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Buffalo System and the transaction is closed, the Partnership will repay debt, pay certain fees and expenses of the transaction, settle working capital adjustments, deposit funds into an indemnity escrow account and then the remaining sale proceeds will be distributed to the Partnership's partners of record as of the closing date of the sale of the Buffalo System pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Buffalo System...................... $26,605,000
   Add:  Cash on Hand..............................................     126,152
   Less:  Estimated Net Closing Adjustments........................    (203,660)
      Outstanding Debt to Third Parties............................ (12,617,367)
      Brokerage Fee................................................    (665,125)
      Portion of Proceeds to be Held in Indemnity Escrow...........  (1,200,000)
                                                                    -----------
        Cash Available for Distribution by the Partnership......... $12,045,000
                                                                    ===========
        Limited Partners' Share.................................... $12,045,000
                                                                    ===========

  Based upon financial information available at September 30, 1998, below is an estimate of all cash distributions (excluding escrowed proceeds) that will have been made to limited partners after the distribution of the proceeds from the three pending system sales are completed:

  Summary of Estimated Cash Distributions to Limited Partners:

   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Turnersville,
    New Jersey System.............................................  $ 25,000,000
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Central Illinois
    System .......................................................     9,547,500
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1998 Sale of the Venture's Broward System .....    25,484,569
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1999 Sale of the Partnership's Naperville Sys-
    tem ..........................................................     9,130,000
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1999 Sale of the Partnership's Buffalo System..    12,045,000
   Return of 125 percent of the Limited Partners' Initial Capital
    on the 1999 Sale of the Partnership's Calvert County System...    18,792,931
   Limited Partners' Share of Residual Proceeds on the 1999 Sale
    of the Calvert County System..................................    15,410,302
                                                                    ------------
   Total Estimated Cash Received by Limited Partners..............  $115,410,302
                                                                    ============
   Total Cash Received per $1,000 of Limited Partnership Capital..  $      1,442
                                                                    ============
   Total Cash Received per $500 Limited Partnership Interest......  $        721
                                                                    ============

  Based on financial information available at September 30, 1998, the following table presents the estimated results of the Partnership when it has completed the sales of its three remaining systems:

   Dollar Amount Raised......................................... $ 80,000,000
   Number of Cable Television Systems Purchased Directly........         Five
   Number of Cable Television Systems Purchased Indirectly......          One
   Date of Closing of Offering..................................  August 1987
   Date of First Sale of Properties............................. January 1997
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations........................................ $     (1,236)
       --from recapture......................................... $      1,373
       Capital Gain (Loss)...................................... $        309
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income...................................... $        442
       --return of capital...................................... $      1,000
       Source (on cash basis)
       --sales.................................................. $      1,442

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 14-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of September 30, 1998, the Partnership had sold the Calvert County System for $39,388,667, the Buffalo System for $26,605,000 and the Naperville System for $23,000,000. The funds available to the Partnership from the Buffalo System's sale, adjusting for the estimated net closing adjustments of the Buffalo System, are expected to total approximately $26,401,340. Such funds will be used to repay debt, pay certain fees and expenses of the transaction and settle working capital adjustments, and then the balance remaining will be distributed to the Partnership's partners of record as of the closing date of the sale of the Buffalo System. As a result of the sale of the Naperville System, the limited partners of the Partnership will receive $57 for each $500 limited partnership interest, or $114 for each $1,000 invested in the Partnership. As a result of the sale of the Calvert County System, the limited partners of the Partnership will receive $214 for each $500 limited partnership interest, or $428 for each $1,000 invested in the Partnership. As a result of the sale of the Buffalo System, the limited partners of the Partnership will receive $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership. Taking into account the distributions to the limited partners of the Partnership that have been made from all of the prior cable television system sales by the Venture and the Partnership and the anticipated distribution to limited partners from the pending sales of the Calvert County System, the Buffalo System and the Naperville System (excluding escrowed proceeds), the General Partner expects that the Partnership's limited partners will have received a total return of $721 for each $500 limited partnership interest, or $1,442 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF SEPTEMBER 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 14-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
ASSETS
Cash and Cash Equivalents............... $   329,891  $ 12,915,109  $13,245,000
Trade Receivables, net..................     444,931      (444,931)        --
Investment in Cable Television Proper-
 ties:
  Property, plant and equipment, net....  35,329,501   (35,329,501)        --
  Franchise costs and other intangibles,
   net..................................   1,771,163    (1,771,163)        --
                                         -----------  ------------  -----------
    Total investment in cable television
     properties.........................  37,100,664   (37,100,664)        --
Deposits, Prepaid Expenses and Deferred
 Charges................................   1,692,926    (1,692,926)        --
                                         -----------  ------------  -----------
Total Assets............................ $39,568,412  $(26,323,412) $13,245,000
                                         ===========  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt.................................. $24,345,178  $(24,345,178) $      --
  Trade accounts payable and accrued li-
   abilities............................   1,995,420    (1,995,420)        --
  Subscriber prepayments................     123,154      (123,154)        --
  Accrued distribution to limited part-
   ners.................................        --      12,045,000   12,045,000
                                         -----------  ------------  -----------
    Total Liabilities...................  26,463,752   (14,418,752)  12,045,000
                                         -----------  ------------  -----------
Partners' Capital:
  General Partner.......................     (12,839)       12,839         --
  Limited Partners......................  13,117,499   (11,917,499)   1,200,000
                                         -----------  ------------  -----------
    Total Partners' Capital.............  13,104,660   (11,904,660)   1,200,000
                                         -----------  ------------  -----------
  Total Liabilities and Partners' Capi-
   tal.................................. $39,568,412  $(26,323,412) $13,245,000
                                         ===========  ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997

                                                      Pro Forma     Pro Forma
                                        As Reported  Adjustments     Balance
                                        -----------  ------------  -----------
REVENUES............................... $26,642,247  $(26,642,247) $       --
COSTS AND EXPENSES:
  Operating expenses...................  16,385,590   (16,385,590)         --
  Management fees and allocated over-
   head from
   the General Partner.................   2,858,405    (2,858,405)         --
  Depreciation and amortization........  10,111,635   (10,111,635)         --
                                        -----------  ------------  -----------
OPERATING LOSS.........................  (2,713,383)    2,713,383          --
                                        -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................  (1,923,226)    1,923,226          --
  Gain on sale of cable television sys-
   tems................................  69,973,972   (69,973,972)         --
  Other, net...........................  (1,976,233)    1,976,233          --
                                        -----------  ------------  -----------
    Total other income (expense), net..  66,074,513   (66,074,513)         --
                                        -----------  ------------  -----------
INCOME BEFORE EQUITY IN NET LOSS OF
 CABLE TELEVISION JOINT VENTURE........  63,361,130   (63,361,130)         --
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE.........................    (626,089)      626,089          --
                                        -----------  ------------  -----------
NET INCOME............................. $62,735,041  $(62,735,041) $       --
                                        ===========  ============  ===========
NET INCOME PER LIMITED PARTNERSHIP IN-
 TEREST................................ $    387.70                $       --
                                        ===========                ===========



   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1998

                                                         Pro Forma    Pro Forma
                                          As Reported   Adjustments    Balance
                                          ------------  ------------  ---------
REVENUES................................  $17,433,880   $(17,433,880)   $--
COSTS AND EXPENSES:
  Operating expenses....................    11,152,221   (11,152,221)    --
  Management fees and allocated overhead
   from
   the General Partner..................     1,895,792    (1,895,792)    --
  Depreciation and amortization.........     6,354,958    (6,354,958)    --
                                          ------------  ------------    -----
OPERATING LOSS..........................    (1,969,091)    1,969,091     --
                                          ------------  ------------    -----
OTHER INCOME (EXPENSE):                                                  --
  Interest expense......................    (1,250,737)    1,250,737     --
  Other, net............................        14,271       (14,271)    --
                                          ------------  ------------    -----
    Total other income (expense), net...    (1,236,466)    1,236,466     --
                                          ------------  ------------    -----
LOSS BEFORE EQUITY IN NET INCOME OF
 CABLE TELEVISION JOINT VENTURE.........    (3,205,557)    3,205,557     --
EQUITY IN NET INCOME OF CABLE TELEVISION
 JOINT VENTURE..........................    22,599,271   (22,599,271)    --
                                          ------------  ------------    -----
NET INCOME..............................   $19,393,714  $(19,393,714)   $--
                                          ============  ============    =====
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST...............................  $     120.84                  $--
                                          ============                  =====




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                           CABLE TV FUND 14-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Buffalo System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Calvert County System, the Buffalo System and the Naperville System as of September 30, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Venture had sold the Broward System and the Partnership had sold the Central Illinois System, the Turnersville System, the Calvert County System, the Buffalo System and the Naperville System as of January 1, 1997.

  3) The net proceeds from the sale of the Buffalo System will be distributed to the partners of the Partnership. The limited partners' distribution of $12,045,000 represents $75 for each $500 limited partnership interest, or $150 for each $1,000 invested in the Partnership.

  4) The estimated gain recognized from the sale of the Buffalo System and corresponding estimated distribution to limited partners as of September 30, 1998 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................. $26,605,000
Less: Net book value of investment in cable television properties at September 30, 1998....................................... (10,171,858)
Brokerage fee to The Jones Group, Ltd. ...........................    (665,125)
                                                                   -----------
Gain on sale of assets............................................ $15,768,017
                                                                   ===========
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................. $26,605,000
Working Capital Adjustment:
Add:Trade receivables, net........................................     134,427
Prepaid expenses..................................................      95,141
Less:Accrued liabilities..........................................    (380,469)
Subscriber prepayments............................................     (52,759)
                                                                   -----------
Adjusted cash received............................................  26,401,340
Add: Cash on hand.................................................     126,152
Less:Outstanding debt to third parties............................ (12,617,367)
   Brokerage fee..................................................    (665,125)
                                                                   -----------
Cash available from sale proceeds.................................  13,245,000
                                                                   -----------
Portion of sale proceeds to be held in indemnity escrow...........  (1,200,000)
                                                                   -----------
Cash available for distribution by the Partnership................ $12,045,000
                                                                   ===========
Limited partners' share (100%).................................... $12,045,000
                                                                   ===========

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The following documents, which have been filed by the Partnership with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act are hereby incorporated by reference: (i) the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) the Partnership's Current Report on Form 8-K dated April 8, 1998, (iii) the Partnership's Current Report on Form 8-K dated June 29, 1998, (iv) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, (v) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and (vi) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

                        [JONES INTERCABLE, INC. LOGO]


                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                     PROXY
  This Proxy is Solicited on Behalf of the Partnership by the General Partner

  The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Buffalo, Minnesota cable television system to Bresnan Telecommunications Company, LLC or one of its affiliates for a sales price of $26,605,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of November 6, 1998, as amended, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                Please sign exactly as name
                                                          appears.

                                             DATED: _____________________, 1999

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                        [JONES INTERCABLE, INC. LOGO]

                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                     PROXY
  This Proxy is Solicited on Behalf of the Partnership by the General Partner

  The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Buffalo, Minnesota cable television system to Bresnan Telecommunications Company, LLC or one of its affiliates for a sales price of $26,605,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of November 6, 1998, as amended, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                               All owners must sign exactly as
                                             name(s) appear on label.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners must sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1999

                                             __________________________________
                                             Signature--Investor 1
                                             __________________________________
                                             Signature--Investor 2
                                             __________________________________
                                             Signature--Investor 3
    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.